WAIVER

This Waiver (the "Agreement"), is made and entered into as of February 23, 2007 by and between Spatialight, Inc., a New York corporation (the “Seller”), and Iroquois Master Fund Ltd. (the “Purchaser”).

WITNESSETH

WHEREAS, the Seller and the Purchaser are parties to a Securities Purchase Agreement dated November 29, 2006 (the “Securities Purchase Agreement”); and

WHEREAS, Section 4.19 of the Securities Purchase Agreement prohibits the issuance of shares of the Seller’s common stock at a purchase price of less than $1.30 per share until the earlier of (i) 90 days from the effective date of the registration statement covering the Registrable Securities, as defined in the Securities Purchase Agreement or (ii) 12 months from the date of the Securities Purchase Agreement; and

WHEREAS, Seller desires to sell an aggregate of 3,333,333 shares of its common stock, at a purchase price of $1.05 per share (the “February Offering”), and Purchaser desires to waive the provisions of Section 4.19 of the Securities Purchase Agreement in connection with the February Offering on the terms provided herein.

NOW, THEREFORE, in consideration of the mutual covenants and undertakings contained herein the parties hereto agree as follows:

1. Waiver Shares. Subject to the terms and conditions of this Agreement, Seller hereby agrees to issue to Purchaser and Purchaser hereby agrees to waive the provisions of Section 4.19 of the Securities Purchase Agreement in connection with the February Offering in consideration of the issuance to Purchaser of 200,000 shares of the Seller’s common stock (the “Waiver Shares”). On the date hereof the Seller shall transfer the Waiver Shares to the Purchaser by crediting the account of the Purchaser’s broker (the “Prime Broker”) with the Depository Trust Company through its Deposit Withdrawal Agent Commission system in accordance with instructions annexed hereto. The issuance of the Waiver Shares to the Purchaser is solely in connection with the waiver by the Purchase of its rights under Section 4.19 in connection with the February Offering and such waiver does not constitute a waiver of (i) the Purchaser’s rights under Section 4.19 in connection with any other issuance of the Seller’s securities or (ii) any other rights of Purchaser pursuant to the Securities Purchase Agreement. Except as otherwise provided herein, the Securities Purchase Agreement is unmodified and in full force and effect.

2. Conditions. This Agreement shall not be effective and Seller shall have no obligation to issue the Waiver Shares unless Seller shall have received a waiver on the same terms as set forth in this Agreement from the holders of at least 1,200,001 shares of common stock issued pursuant to the Securities Purchase Agreement.

3. Representations of Seller. Seller represents and warrants to Purchaser that:

(a) The Waiver Shares shall be freely transferable by the Purchaser without restriction. The Waiver Shares shall not bear a restricted legend under applicable Federal and state securities laws.

(b) This Agreement has been duly authorized, executed and delivered by Seller and constitutes a legal, valid and binding obligation of Seller, enforceable in accordance with its terms (subject, as to enforceability, to applicable bankruptcy, insolvency, reorganization or other similar laws and to general principles of equity).

(c) Seller's execution, delivery and performance of this Agreement does not (i) violate or conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any lien upon any of the properties or assets of Seller, or give to others any rights of termination, amendment, acceleration, or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a debt of Seller or otherwise) or other understanding to which the Seller is a party or by which any property or asset of Seller is bound or affected, (ii) conflict with the Seller’s certificate of incorporation or bylaws, (iii) conflict with, or result in a violation of any law, rule or regulation applicable to Seller, or any order or judgment of any court or other agency of government applicable to, or affecting Seller.

(d) The Seller has filed all forms, reports and documents (the "SEC Documents") required to be filed with the Securities and Exchange Commission (the "Commission") pursuant to the Securities At of 1933, as amended (the "Securities Act") or the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as the case may be, and the rules and regulations of the Commission thereunder during the 12 month period ending on the date of this Agreement. Except as corrected by subsequent amendment, as of their respective filing dates, the SEC Documents complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the Commission thereunder applicable to such SEC Documents, and none of the SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to stated therein or necessary in order to make statements therein, in light of the circumstances under which they were made, not misleading. Except as corrected by subsequent amendment, as of their respective filing dates, the financial statements of the Seller included in the SEC Documents complied as to form in all material respects with the applicable accounting requirements and the rules and regulations of the Commission thereunder and were prepared in accordance with generally accepted accounting principles and fairly presented, in all material respects, the financial position of the Seller as at the dates thereof and the results of operations and cash flows of the Seller for the periods then ended (subject, in the case of unaudited statements, to normal, recurring audit adjustments not material in scope or amount).

(e) The Waiver Shares are included in the Seller's registration statement filed with the Commission Registration No. 333-137100 (the "Registration Statement."). The Registration Statement covering the issuance of the Waiver Shares was declared effective on February 14, 2007 by the Commission and neither the Commission nor any state regulatory authority has issued, or threatened to issue, any order preventing or suspending the use of the Registration Statement or the prospectus contained therein or has instituted or, to the Seller’s knowledge, threatened to institute any proceedings with respect to such an order.

(f) No consent, approval, authorization or order of, or filing or registration with, any court, regulatory authority or other governmental agency or body or third party is required in connection with the transactions contemplated herein.

(g) The Seller hereby confirms that neither it nor, to its knowledge, any other person acting on its behalf has provided the Purchaser or its agents or counsel with any information that it believes constitutes or might constitute material, non-public information.

4. Representations of Purchaser. Purchaser represents and warrants to Seller that:

(a) Purchaser is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and it has full right, power and authority to enter into this Agreement and to perform its obligations hereunder in accordance with the terms of this Agreement and has taken all necessary action to authorize the execution, delivery and performance of this Agreement.

(b) This Agreement has been duly authorized, executed and delivered by it and constitutes a legal, valid and binding obligation of it, enforceable in accordance with its terms (subject, as to enforceability, to applicable bankruptcy, insolvency, reorganization or other similar laws and to general principles of equity).

(c) Purchaser's execution, delivery and performance of this Agreement does not violate or conflict with the Purchaser’s governing documents or any law, rule or regulation applicable to Purchaser, or any order or judgment of any court or other agency of government applicable to or affecting Purchaser.

5.  Indemnification.

(a) Seller shall indemnify and hold harmless Purchaser, the officers, directors, agents, investment advisors and employees of Purchaser, each person who controls any such person (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) and the officers, directors, agents and employees of each such controlling person, to the fullest extent permitted by applicable law, from and against any and all losses, claims, damages, liabilities, costs (including, without limitation, reasonable costs of preparation and reasonable attorneys' fees) and expenses (collectively, "Losses"), as incurred, arising out of or relating to (i) any untrue or alleged untrue statement of a material fact contained in the Registration Statement, any prospectus contained therein or in any amendment or supplement thereto or arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading or (ii) the inaccuracy in any representation or breach of any warranty of Seller contained herein.

(b) Purchaser shall indemnify and hold harmless the Seller, its directors, officers, agents and employees, each person who controls the Seller (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, agents or employees of such controlling person, to the fullest extent permitted by applicable law, from and against all Losses, as incurred, to the extent arising out of or based solely upon: (i) any untrue or alleged untrue statement of a material fact contained in the Registration Statement, any prospectus or in any amendment or supplement thereto or arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading to the extent, but only to the extent, that such untrue statement or omission is contained in any information so furnished in writing by Purchaser to the Seller specifically for inclusion in the Registration Statement or such prospectus, amendment or supplement, or (ii) the inaccuracy in any representation or breach of any warranty of Purchaser contained herein.

(c) If any proceeding shall be brought or asserted against any person entitled to indemnity hereunder (an "Indemnified Party"), such Indemnified Party shall promptly notify the Seller (for purposes of this Section 5, the Seller shall be referred to as the "Indemnifying Party") in writing, and the Indemnifying Party shall have the right to assume the defense thereof, including the employment of counsel reasonably satisfactory to the Indemnified Party and the payment of all reasonable fees and expenses incurred in connection with the defense thereof; provided, that the failure of any Indemnified Party to give such notice shall not relieve the Indemnifying Party of its obligations or liabilities pursuant to this Agreement, except (and only) to the extent that it shall be finally determined by a court of competent jurisdiction (which determination is not subject to appeal or further review) that such failure shall have proximately and materially adversely prejudiced the Indemnifying Party.

An Indemnified Party shall have the right to employ separate counsel in any such proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless: (1) the Indemnifying Party has agreed in writing to pay such fees and expenses; (2) the Indemnifying Party shall have failed promptly to assume the defense of such proceeding and to employ counsel reasonably satisfactory to such Indemnified Party in any such proceeding; or (3) the named parties to any such proceeding (including any impleaded parties) include both such Indemnified Party and the Indemnifying Party, and such Indemnified Party shall have been advised by counsel that a conflict of interest is likely to exist if the same counsel were to represent such Indemnified Party and the Indemnifying Party (in which case, if such Indemnified Party notifies the Indemnifying Party in writing that it elects to employ separate counsel at the expense of the Indemnifying Party, the Indemnifying Party shall not have the right to assume the defense thereof and the reasonable fees and expenses of one separate counsel, (but no more than one separate counsel on behalf of all of the Indemnified Parties) shall be at the expense of the Indemnifying Party). The Indemnifying Party shall not be liable for any settlement of any such proceeding effected without its written consent, which consent shall not be unreasonably withheld or delayed. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, effect any settlement of any pending proceeding in respect of which any Indemnified Party is a party, unless such settlement includes an unconditional release of such Indemnified Party from all liability on claims that are the subject matter of such proceeding.

All reasonable fees and expenses of the Indemnified Party (including reasonable fees and expenses to the extent incurred in connection with investigating or preparing to defend such proceeding in a manner not inconsistent with this Section) shall be paid to the Indemnified Party, as incurred (regardless of whether it is ultimately determined that an Indemnified Party is not entitled to indemnification hereunder; provided, that the Indemnifying Party may require such Indemnified Party to undertake to reimburse all such fees and expenses to the extent it is finally judicially determined that such Indemnified Party is not entitled to indemnification hereunder).

(d) If a claim for indemnification hereunder is unavailable to an Indemnified Party (by reason of public policy or otherwise), then each Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Losses, in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party and Indemnified Party in connection with the actions, statements or omissions that resulted in such Losses as well as any other relevant equitable considerations. The relative fault of such Indemnifying Party and Indemnified Party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission of a material fact, has been taken or made by, or relates to information supplied by, such Indemnifying Party or Indemnified Party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action, statement or omission. The amount paid or payable by a party as a result of any Losses shall be deemed to include, subject to the limitations set forth in Section 5(c), any reasonable attorneys' or other reasonable fees or expenses incurred by such party in connection with any proceeding to the extent such party would have been indemnified for such fees or expenses if the indemnification provided for in this Section was available to such party in accordance with its terms.

The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 5(d) were determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding the provisions of this Section 5(d), the Purchaser and the other Indemnified Parties shall not be required to contribute, in the aggregate, any amount in excess of the amount by which the proceeds actually received by such person from the sale of the Waiver Shares subject to such dispute exceeds the amount of any damages that such person has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission, except in the case of fraud by such person.

(e) The indemnification obligations set forth in (i) Section 5(a)(i) and Section 5(b)(i) shall survive the transactions contemplated herein and shall remain operative and in full force until the expiration of the applicable statute of limitations and (ii) Section 5(a)(ii) and Section 5(b)(ii) shall survive forever. Any claim pending on the expiration date of any applicable survival period for which notice has been given to the Indemnifying Party in accordance with this Agreement may continue to be asserted and indemnified against until finally resolved.

6. Miscellaneous.

(a) Expenses. Each of the Purchaser and Seller agrees to pay its own expenses and disbursements incident to the performance of its obligations hereunder.

(b) Rights Cumulative; Waivers. The rights of each of the parties under this Agreement are cumulative. The rights of each of the parties hereunder shall not be capable of being waived or varied other than by an express waiver or variation in writing. Any failure to exercise or any delay in exercising any of such rights shall not operate as a waiver or variation of that or any other such right. Any defective or partial exercise of any of such rights shall not preclude any other or further exercise of that or any other such right. No act or course of conduct or negotiation on the part of any party shall in any way preclude such party from exercising any such right or constitute a suspension or any variation of any such right.

(c) Benefit; Successors Bound. This Agreement and the terms, covenants, conditions, provisions, obligations, undertakings, rights, and benefits hereof, shall be binding upon, and shall inure to the benefit of, the undersigned parties and their heirs, executors, administrators, representatives, successors, and permitted assigns.

(d) Entire Agreement. This Agreement contains the entire agreement between the parties with respect to the subject matter hereof. There are no promises, agreements, conditions, undertakings, understandings, warranties, covenants or representations, oral or written, express or implied, between them with respect to this Agreement or the matters described in this Agreement, except as set forth in this Agreement and in the other documentation relating to the transactions contemplated by this Agreement. Any such negotiations, promises, or understandings shall not be used to interpret or constitute this Agreement.

(e) Amendment. Neither this Agreement nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by the party against whom enforcement of any such amendment, waiver, discharge or termination is sought.

(f) Severability. Each part of this Agreement is intended to be severable. In the event that any provision of this Agreement is found by any court or other authority of competent jurisdiction to be illegal or unenforceable, such provision shall be severed or modified to the extent necessary to render it enforceable and as so severed or modified, this Agreement shall continue in full force and effect.

(h) Notices. All notices, requests, demands or other communications which are required or may be given pursuant to the terms of this Agreement shall be in writing and shall be deemed to have been duly given: (i) on the date of delivery if delivered by hand, (ii) upon the third day after such notice is (a) deposited in the United States mail, if mailed by registered or certified mail, postage prepaid, return receipt requested or (b) sent by a nationally recognized overnight express courier, or (iii) by facsimile upon written confirmation (other than the automatic confirmation that is received from the recipient's facsimile machine) of receipt by the recipient of such notice: (i) if to Purchaser: at the address of the Purchaser on the signature page hereof; and (ii) if to Seller: Spatialight, Inc., Five Hamilton Landing, Novato CA 94949, Facsimilie No. (415) 883-3363

(i) Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York without giving effect to the principles regarding conflicts of laws. The parties irrevocably consent to the exclusive jurisdiction of any State or Federal Court located within the County of New York, State of New York, in connection with any action or proceeding arising out of or relating to this Agreement.

(j) Further Assurances. In addition to the instruments and documents to be made, executed and delivered pursuant to this Agreement, the parties hereto agree to make, execute and deliver or cause to be made, executed and delivered, to the requesting party such other instruments and to take such other actions as the requesting party may reasonably require to carry out the terms of this Agreement and the transactions contemplated hereby.

(k) Section Headings. The Section headings in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

(l) Construction. Unless the context otherwise requires, when used herein, the singular shall be deemed to include the plural, the plural shall be deemed to include each of the singular, and pronouns of one or no gender shall be deemed to include the equivalent pronoun of the other or no gender.

(m) Execution in Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which shall constitute one and the same agreement. This Agreement, once executed by a party, may be delivered to the other party hereto by telephone line facsimile transmission of a copy of this Agreement bearing the signature of the party so delivering this Agreement. A facsimile transmission of this signed Agreement shall be legal and binding on all parties hereto.

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed by their respective officers thereunto duly authorized as of the day and year first above written.

SELLER:

SPATIALIGHT INC.

By:	/s/ David F. Hakala
Name:	David F. Hakala
Title:	Chief Executive Officer

PURCHASER:

Iroquois Master Fund Ltd.

By:	/s/ Joshua Silverman
Name:	Joshua Silverman
Title:	Authorized Signator

Address:	641 Lexington Ave.
26th Floor
New York, NY 10022